As filed with the Securities and Exchange Commission on March 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MapLight Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2163243
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Chesapeake Drive Redwood City, California 94063	94063
(Address of Principal Executive Offices)	(Zip Code)

MapLight Therapeutics, Inc. 2025 Equity Incentive Plan

MapLight Therapeutics, Inc. 2025 Employee Stock Purchase Plan

(Full titles of the plans)

Christopher A. Kroeger, M.D.

Chief Executive Officer

MapLight Therapeutics, Inc.

800 Chesapeake Drive

Redwood City, California 94063

(617) 984-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian E. Plaza

Mark Ballantyne

Cooley LLP

11951 Freedom Drive

Reston, Virginia 20190

(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 2,641,444 shares of common stock, par value $0.0001 per share (“common stock”), of MapLight Therapeutics, Inc. (the “Registrant”) consisting of (i) 2,201,204 additional shares of common stock issuable under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”) by operation of a provision in the 2025 Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2025 Plan effective on January 1, 2026, and (ii) 440,240 additional shares of common stock issuable under the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”) by operation of a provision in the 2025 ESPP providing for an automatic increase in the number of shares reserved and available for issuance under the 2025 ESPP effective on January 1, 2026.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2025 (File No.  333-291087), except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-42914) for the fiscal year ended December 31, 2025, filed with the Commission on March 26, 2026; and

(b)

The description of the Registrant’s Common Stock contained in Exhibit 4.2 in the Registrant’s Annual Report on Form 10-K (File No. 001-42914) for the fiscal year ended December 31, 2025, filed with the Commission on March 26, 2026, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-42914) filed with the SEC on October 29, 2025).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-42914) filed with the SEC on October 29, 2025).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	The Registrant’s 2025 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on October 6, 2025).

99.2	The Registrant’s 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on October 6, 2025).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on March 26, 2026.

MAPLIGHT THERAPEUTICS, INC.

By:	/s/ Christopher A. Kroeger
Christopher A. Kroger, M.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher A. Kroeger, M.D., and Vishwas Setia, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Kroeger Christopher A. Kroeger, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2026

/s/ Vishwas Setia Vishwas Setia	Chief Financial Officer (Principal Financial Officer)	March 26, 2026

/s/ Jonathan Gillis Jonathan Gillis	Chief Administrative and Accounting Officer (Principal Accounting Officer)	March 26, 2026

/s/ Timothy Garnett Timothy Garnett, M.B.B.S.	Director	March 26, 2026

/s/ Nanna Lüneborg Nanna Lüneborg, Ph.D.	Director	March 26, 2026

/s/ Robert Malenka Robert Malenka, M.D., Ph.D.	Director	March 26, 2026

/s/ George Pavlov George Pavlov	Director	March 26, 2026

/s/ Jim Trenkle Jim Trenkle, Ph.D.	Director	March 26, 2026

/s/ Maria Walker Maria Walker	Director	March 26, 2026